LOGO

                       HEMACARE CORPORATION
               ____________________________________

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held June 13, 2002
                            9:30 a.m.
                        _________________


Notice is hereby given that the 2002 annual meeting of shareholders (the "Meeting") of HemaCare Corporation (the "Company") will be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, California 91367, on Thursday, June 13, 2002 at 9:30 a.m. (California time), for the following purposes:

     1. Election of Directors: To elect five persons to the Board of Directors of the Company to serve until the annual meeting of shareholders to be held in 2003. The following persons are the Board of Directors' nominees: Alan C. Darlington, Robert L. Johnson, Julian L. Steffenhagen, Stephen P. Wallace and Dana
        E. Belisle; and

     2. Other Business: To transact such other business as properly may come before the Meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock of the Company at the close of business on April 19, 2002 will be entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Shareholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Shareholders on or about May 6, 2002.

In order ensure that your shares may be represented at the Meeting and to assure a quorum, please complete, date and sign the enclosed Proxy and return it promptly in the self-addressed, stamped envelope enclosed for that purpose, whether or not you expect to attend the Meeting in person.


                                 By Order of the Board of Directors

                                 /s/ JoAnn R. Stover
                                 ----------------------------------
                                 JoAnn R. Stover,
                                 Secretary

Sherman Oaks, California
May 6, 2002

               IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE.
       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS
      POSSIBLE.  IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW
     YOUR PROXY AND VOTE IN PERSON.   THE PROXY MAY BE REVOKED AT ANY
                    TIME PRIOR TO ITS EXERCISE.

                          HEMACARE CORPORATION
                           21101 Oxnard Street
                   Woodland Hills, California  91367
                             April 30, 2002
                              818-226-1968
                      __________________________


                           PROXY STATEMENT
                      __________________________

                          GENERAL INFORMATION


The accompanying proxy card (the "Proxy") is solicited by and on behalf of the Board of Directors of HemaCare Corporation (the "Company"), for use only at the annual meeting of shareholders (the "Meeting") to be held at the Warner Center Marriott Hotel, 21850 Oxnard Street, Woodland Hills, CA 91367, on Thursday, June 13, 2002 at 9:30 a.m. (California time) and at any and all
adjournments or postponements thereof.   Only holders of the
Company's common stock (the "Shareholders"), without par value (the "Common Stock"), of record as of the close of business on April 19, 2002 (the "Record Date") are entitled to notice of and to vote on all matters presented to the Meeting. Unless the accompanying Proxy has been previously revoked, the shares represented by the Proxy will, unless otherwise directed, be voted at the Meeting for the nominees for election as directors named below and, with discretion, on all such other matters as may properly come before the Meeting. Alan C. Darlington, the designated proxy holder (the "Proxyholder"), is a member of the Company's management. A Shareholder may withdraw the Proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed Proxy bearing a later date or an instrument withdrawing the Proxy. Shareholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures of withdrawing their Proxy.

It is anticipated that this Proxy Statement and accompanying
Proxy will first be mailed to shareholders on or about May 3, 2001.

Matters to be Considered
------------------------

The matters to be considered and voted upon at the Meeting will be:

  1. Election of Directors. To elect five persons to the Board of Directors of the Company and to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The following persons are the Board of Directors' nominees:

              Alan C. Darlington
              Robert L. Johnson
              Julian L. Steffenhagen
              Stephen P. Wallace
              Dana E. Belisle

  2. Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

Voting Rights and Broker Non-Votes
----------------------------------

On April 19, 2002, there were 7,595,175 shares of Common Stock outstanding, which constitutes all of the outstanding voting securities of the Company. Each Shareholder is entitled to one vote, in person or by proxy, for each share as of the Record
Date, except that in the election of directors, each Shareholder has the right to cumulate votes provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Shareholder has given notice prior to commencement of voting of his or her intention to cumulate votes. Cumulative voting entitles a Shareholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such Shareholder, or to distribute such votes among as many candidates as the Shareholder thinks fit. The Company is soliciting authority to cumulate votes in the election of directors, and the enclosed Proxy grants discretionary authority for such purpose.
The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

Of the shares of Common Stock outstanding on the Record Date, 35,000 shares of Common Stock (approximately 0.5% of the issued and outstanding shares of Common Stock) were owned by directors and executive officers of the Company. Such persons have informed the Company that they will vote "FOR" the election of the nominees to the Board of Directors identified herein.

Under California law and the Company's Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of directors) voted on by Shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required. Abstentions and broker non-votes will be included in the number of shares present at the meeting and entitled to vote for the purpose of determining the presence of a quorum. Accordingly, in the event the number of shares voted affirmatively does not represent a majority of the required quorum, abstentions and broker non-votes will have the effect of a "no" vote.

If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees.

Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common stock will be voted "FOR" the election of the Board of Directors' nominees.

The Securities and Exchange Commission (the "SEC") has amended its rule governing a company's ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal was not submitted to the Company prior to March 19, 2002, the enclosed Proxy would confer authority on the Proxyholder to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no Shareholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting.
However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arise which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Cost and Method of Solicitation
-------------------------------

In addition to soliciting Proxies by mail, the Company's officers, directors and other regular employees, without additional compensation and upon Company approval, may solicit Proxies personally or by other appropriate means. The total cost of solicitation of Proxies, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other materials used in this solicitation of Proxies, will be borne by the Company. Although there are no formal agreements to do so, it is anticipated that the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any Proxy soliciting materials to their principals. The total estimated cost of the solicitation of Proxies is $2,500.

Security Ownership of Principal Shareholders and Management
-----------------------------------------------------------

The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date by (i) all persons known to the Company to own beneficially more than 5% of the outstanding Common Stock (other than depositories), (ii) each director (and nominee for director) of the Company, (iii) each executive officer of the Company and (iv) all executive officers and directors of the Company as a group.

                                  Amount and
                                  Nature of
        Name and Address of       Beneficial       Percentage
        Beneficial Owner (1)      Ownership (2)     Owned (3)
        ----------------------    --------------   -----------

        Alan C. Darlington        290,000  (4)       3.69
        William D. Nicely         120,000  (5)       1.55
        Julian L. Steffenhagen    110,000  (6)       1.43
        Robert L. Johnson          80,000  (5)       1.04
        Stephen P. Wallace         50,000  (5)        *
        Dana E. Belisle            40,000  (7)        *
        David E. Fractor           22,000  (7)        *
        All executive officers
        and directors as a        712,000  (8)       8.61%
        group (7 persons)
_________

  *    Less than 1%

  (1) The address for Mr. Julian L. Steffenhagen is Beckman Coulter, 2500 Harbor Blvd., Fullerton, CA 92834. The address for Messrs. Wallace, Johnson, Darlington, Belisle and Fractor is 21101 Oxnard Street, Woodland Hills, CA 91367.

  (2) Except as set forth below, the named Shareholder has sole voting power and investment power with respect to the shares listed, subject to community property laws were applicable.

  (3) Shares of Common Stock, which the person (or group) has the right to acquire within 60 days after the Record Date, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.

  (4) Includes 270,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.

  (5) Represents shares of Common Stock issuable upon exercise of currently exercisable stock options.

  (6) Includes 95,000 shares of Common Stock issuable upon exercise of currently exercisable stock options.

  (7) Represents shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of the Record Date.

  (8) Excludes an aggregate of 218,000 shares which certain directors and executive officers will have the right to purchase upon the exercise of stock options exercisable in various installments commencing on or after October 23, 2002.

                               PROPOSAL 1

                         ELECTION OF DIRECTORS

Directors, Executive Officers and Key Employees
-----------------------------------------------

The Company's Bylaws provide that the number of directors of the Company shall be five until changed by a bylaw duly adopted by the board of directors or shareholders of the Company, but shall not be less than five nor more than nine. Each director elected at the Meeting will hold office until the next annual meeting of shareholders and until the election of his or her successor. All nominees have indicated their willingness to serve unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. Proxies many not be voted for a greater number of persons than the nominees named in this Proxy. In the event that any nominee is unable to serve, an event that is not anticipated, the Proxies will be voted for the election of any substitute nominee who may be designated by the Board of Directors.

Each of the following persons has been nominated by the Board of Directors for election as a director to hold office until the next annual meeting of shareholders and until the election of his or her successor:

                         Alan C. Darlington
                         Robert L. Johnson
                         Julian L. Steffenhagen
                         Stephen P. Wallace
                         Dana E. Belisle


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
                   VOTE "FOR" THE NOMINEES.


None of the directors, nominees for director or executive officers were selected pursuant to any arrangements or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company, and except as set forth below, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

The following table sets forth certain information concerning the directors, executive officers and key employees of the Company.


 Name                       Age    Position
----------------------      ---    ------------------------------------------

 Alan C. Darlington          51     Executive Chairman, Chief Executive Officer
                                    and Director

 Dana E. Belisle             38     Chief Operating Officer and Board Nominee

 David E. Fractor            42     Chief Financial Officer

 Julian L.
  Steffenhagen (1)(2)        58     Director

 Robert L. Johnson (1)(2)    63     Director

 Stephen P. Wallace (1)(2)   47     Director

 Joshua Levy, M.D.           61     National Medical Director

  (1)  Member of the Audit Committee.
  (2)  Member of the Compensation Committee.

Directors
---------

Alan C. Darlington has been a director of the Company since January 1997 and Chairman of the Board of the Company since December 1997. In September 1998, Mr. Darlington was appointed Executive Chairman of the Company and, in December 1998, assumed
full time duties as Executive Chairman.   Prior to joining the
Company, Mr. Darlington was President of Timpe & Darlington, Inc., a healthcare management consulting firm specializing in financial advisory services to physician management companies and to other providers concerning managed care, which he founded in 1991. Previously, he was a partner of Arthur Andersen & Co. where he was employed from 1976 to 1991. Mr. Darlington received his Business Administration degree from the School of Business at California State University at Los Angeles in 1976 and has been a Certified Public Accountant since 1978.

Julian L. Steffenhagen has been a director of the Company since December 1997. Since 1979, Mr. Steffenhagen has held several management positions at Beckman Coulter, Inc., an international manufacturer of laboratory equipment and diagnostic reagents. He is currently the Vice President, Corporate Development and Strategic Planning and Vice President Point of Care Operations. He earned his Bachelor of Science and Master of Science degrees in mechanical engineering, and his Master of Business Administration degree from the University of Michigan.
Mr. Steffenhagen is a member of the Audit Committee and is Chairman of the Compensation Committee.

Robert L. Johnson has been a director of the Company since April 1999. From 1986 until his retirement in January 2002, Mr. Johnson was the Senior Vice President, Legal and General Counsel of the Catholic Healthcare West hospital system, headquartered in San Francisco, California. Prior to joining Catholic Healthcare West, Mr. Johnson was in the private practice of law and is admitted to practice in the federal and state courts of Arizona and California, as well as the United States Supreme Court. He has been active in various health care related organizations and, in 1995, served as the President of the American Academy of Healthcare Attorneys. Mr. Johnson obtained his LL.B. degree, cum laude, from the University of Arizona in 1962. Mr. Johnson is a member of the Audit and Compensation Committees.

Stephen P. Wallace has been a director of the Company since June 2001. From 1998 until August 31, 2001, Mr. Wallace was Executive Vice President and Chief Operating Officer of Catellus Development Corporation, a real estate operating company with one of the largest portfolios of developable land in the Western United States. Mr. Wallace was Catellus' Chief Financial Officer from 1995 to 1998. Prior to his employment with Catellus, Mr. Wallace was Chief Financial Officer of Castle and Cooke Homes. Mr. Wallace received his Bachelor of Science degree at the University of Colorado. Mr. Wallace is Chairman of the Audit Committee and a member of the Compensation Committee.

Nominee
-------

Dana E. Belisle has been Chief Operating Officer of the
Company's nation-wide operations since October 2001. Prior to that, Mr. Belisle was the Chief Operating Officer of the Eastern United States operations. Mr. Belisle joined the
Company in connection with the Company's acquisition of the assets of Coral Therapeutics in October 1998. From 1995 to
1998, Mr. Belisle served in various management positions with Coral Therapeutics. From 1990 through 1995, Mr. Belisle was a Clinical Specialist for Haemonetics Corporation, an international manufacturer of automated blood processing systems. Mr. Belisle received his Bachelor of Arts degree in Medical Technology at the University of Maine and is a registered Hemapheresis Specialist.

Officer
--------

David E. Fractor has been Chief Financial Officer of the Company since June 1999. Prior to joining the Company, Mr. Fractor was Chief Financial Officer of the Andwin Corporation, a manufacturer and distributor of medical devices, since 1996. From 1994 through 1996, Mr. Fractor performed consulting services primarily functioning as interim Chief Financial Officer for emerging public companies. From 1986 through 1994, he was an audit manager at both Deloitte and Touche and at Weber, Lipshie & Co., a regional accounting firm. He received his Bachelor of Science degree in Accounting from the University of Southern California in 1982 and has been a Certified Public Accountant since 1986.

Key Employees
-------------

Joshua Levy, M.D. was appointed National Medical Director of the Company in March 2000. Since co-founding the Company in 1978, Dr. Levy has been the Company's Medical Director and had served as a member of the Board of Directors from 1978 until 1996. Dr. Levy received his M.D. degree from Albert Einstein College of Medicine in 1964. He is certified by the American Board of Internal Medicine and was Adjunct Associate Professor of Medicine at UCLA from 1967 to 1982. He has published numerous scientific articles in the fields of rheumatology and immunology and is a national authority and frequent lecturer on therapeutic hemapheresis.

Committees of the Board
-----------------------

The Board of Directors has an Audit Committee and a Compensation
Committee each of which consists of three directors who serve at the discretion of the Board of Directors.

The Audit Committee is chaired by Mr. Wallace, and its members are Messrs. Johnson and Steffenhagen, all of which are considered "independent" under Rule 4200(a)(15) of the national Association of Securities Dealers Standards. The primary purposes of the Audit Committee are (i) to review and discuss the Company's audited financial statements with management, (ii) discuss with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, (iii) recommend to the Board of Directors whether the Company should include the audited financials in its Annual Report on Form 10-K and (iv) oversee compliance with the SEC requirements for disclosure of auditors' services and activities. On April 25, 2001, the Board of Directors of the Company adopted a written Audit Committee Charter.

The Compensation Committee is chaired by Mr. Steffenhagen, and its members are Messrs. Wallace and Johnson. The purposes of the Compensation committee are (i) to review and recommend to the Board of Directors the salaries, bonuses and perquisites of the Company's executive officers and (ii) to determine the individuals to whom, and the terms upon which, awards under the Company's incentive programs will be granted.

Meetings and Attendance
-----------------------

The Board of Directors met three times during fiscal 2001 and took action by unanimous written consent on two occasions during fiscal 2001. During fiscal 2001, each director attended 100% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which they served during fiscal 2001. In 2001, the Audit Committee met four times and the Compensation Committee met once.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and persons who own more than ten percent of the Company's Common Stock to file with the SEC reports of initial ownership and changes in ownership of the Company's Common Stock and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis such persons. Based solely upon review of copies of reports filed with the SEC, each person subject to the reporting requirements of Section 16(a) has filed timely all reports required to be filed in fiscal 2001, except that Robert L. Johnson, a director, was delinquent in filing a Form 5 for the year ended December 30, 2001.

Compensation of Directors
-------------------------

Directors who are not employees of the Company receive $1,500 for each Board meeting attended and reimbursement of reasonable travel expenses for each Board meeting attended.

Each person who has not previously served as a director of the Company and who is initially elected or appointed as a non-employee director is granted a vested option to purchase 25,000 shares of the Company's Common Stock at the market price on the date of grant. Additionally, outside directors receive additional stock option grants of 25,000 shares of Common Stock for each year of service.

Executive Compensation
----------------------

The following table sets forth information concerning all cash and non-cash compensation earned by, awarded to, or paid by the Company to its executive officers (collectively, the "Named Executive Officers") and other key employees for the fiscal years ended December 31, 2001, 2000 and 1999.


                    SUMMARY COMPENSATION TABLE

                                                                     Long-term
                                       Annual Compensation           Compensation
                             -------------------------------------   -----------
  Name and                                                           Securities   All Other
  Principal                  Salary       Bonus     Other Annual     Underlying  Compensation
  Position           Year     ($)          ($)     Compensation(1)     Options      ($) (2)
-----------------   -----   --------     -------   ---------------   ----------  ------------
Alan C. Darlington, 2001    $200,000     $80,000          --         100,000     $      -
Executive Chairman  2000    $200,000     $60,000          --               -     $      -
and CEO             1999    $200,000     $     -          --         250,000     $      -

William D. Nicely,  2001    $196,000     $12,000          --               -     $  4,250
President of        2000    $200,000     $25,000          --               -     $  4,250
HemaCare            1999    $200,000     $40,000          --               -     $  4,250
Corporation (3)

Dana E. Belisle,    2001    $122,000     $20,000          --          50,000     $  3,500
Chief Operating     2000    $110,000     $10,000          --               -     $  3,000
Officer             1999    $103,000     $     -          --          35,000     $  2,566

David E. Fractor,   2001    $120,000     $10,000          --          20,000     $  3,246
Chief Financial     2000    $110,000     $ 5,500          --               -     $  2,888
Officer (4)         1999    $ 60,000     $     -          --          30,000     $  1,481

Joshua Levy,        2001    $201,000     $10,000          --               -     $  4,250
National Medical    2000    $187,000     $30,000          --          50,000     $  4,250
Director            1999    $143,000     $     -          --               -     $  3,583

__________

(1) During fiscal 1999, 2000 and 2001, the Named Executive Officers received personal benefits, including but not limited to an automobile allowance, the aggregate amounts of which for each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for such Named Executive Officer in such years.

(2) "All Other Compensation" consists of Company contributions to its Employee Salary Deferral Plan 401(k).

(3)  Mr. Nicely's employment with HemaCare ended August 31,
     2001. However, under the terms of his employment agreement he was compensated through February 28, 2002.

(4)  Mr. Fractor joined the Company on June 14, 1999.

Employment Agreements and Services Agreements
---------------------------------------------

Pursuant to a Services Agreement effective as of March 10, 1999 (the "Darlington Agreement"), Alan C. Darlington has been engaged as the Company's Executive Chairman. The Darlington Agreement requires Mr. Darlington to devote substantially all his time to the business of the Company. The Darlington Agreement provides for an annual salary of $200,000 with an annual bonus based upon the Company's annual net income growth (the "Bonus Payment") as well as an option to purchase up to 250,000 shares of the Company's Common Stock subject to certain vesting requirements. In the event Mr. Darlington is terminated by the Company without "cause" (as defined in the Darlington Agreement), the Darlington Agreement provides that the Company shall pay Mr. Darlington a severance payment equal to (i) $200,000 and (ii) the greater of
(a) 50% of the Bonus Payment, if any, for the fiscal year ended prior to termination, and (b) 50% of the average of the Bonus Payment, if any, for the two years ended prior to termination.
In the event Mr. Darlington is terminated without cause within twelve months of a "change in control" (as defined in the

Darlington Agreement), the Company shall pay Mr. Darlington two times the amount of severance provided for in the previous sentence. The Darlington Agreement currently expires on December 31, 2002 and is subject to automatic one-year extensions unless notice of termination is provided by either party within 30 days prior to a scheduled expiration date. On March 23, 2001, Mr. Darlington was granted a stock option to purchase 100,000 shares of Common Stock, at market price on date of grant ($1.20), subject to certain vesting requirements. In March 2001, the Board granted Mr. Darlington a $600.00 per month car allowance.

Pursuant to an Employment Agreement dated as of June 1, 2000 (the "Nicely Agreement"), William D. Nicely was employed as President of HemaCare Corporation and Chief Executive Officer of the Western U.S. Operations. The Nicely Agreement provided that Mr. Nicely receive an annual salary of $200,000, a $600 per month car allowance, and a bonus in such amounts, and on such terms and conditions as may be determined at the discretion of the Compensation Committee or the Board of Directors of the Company. In the event Mr. Nicely is terminated by the Company without "cause" (as defined in the Nicely Agreement), the Nicely Agreement provided the Company pay Mr. Nicely his then current base salary and provide the benefits described in the Nicely Agreement for a period commencing at termination and expiring six months after the termination date. The Nicely Agreement continued for an indefinite period subject to termination by either party, without cause, upon prior written notice to the other party. Mr. Nicely's employment ended
August 31, 2001 and pursuant to the Nicely Agreement,
Mr. Nicely received compensation through February 28, 2002.

Pursuant to an Employment Agreement dated March 22, 2000 (the "Levy Agreement"), Joshua Levy has been employed as the Company's National Medical Director. Dr. Levy is a co-founder of HemaCare Corporation and has been the medical director of the Company since its inception. The Levy Agreement provides that Dr. Levy receive an annual salary of $200,000 and a bonus equal to ten percent (10%) of the increase, if any, in the Company's net operating profits from therapeutic apheresis services over the prior year, excluding any consideration of therapeutic apheresis treatments rendered by the Company to patients of Dr. Levy's medical practice. Such bonus shall be in addition to any other bonus awarded at the discretion of the Board of Directors. In the event Dr. Levy is terminated by the Company without "cause" (as defined in the Levy Agreement), the Levy Agreement provides that the Company shall pay Dr. Levy his then current salary and provide the benefits as described in the Levy Agreement for twelve months after termination. In the event (i) Dr. Levy is terminated without cause or (ii) the principal place of business of the Company is changed from Southern California within twelve months after a "change in control" (as defined in the Levy Agreement), Dr. Levy is entitled to receive two times the severance provided in the previous sentence. The term of the Levy Agreement shall be one year and shall be renewed automatically for subsequent one year terms unless written notice of termination is given by either party to the other not less than ninety (90) days before the end of the initial term or any subsequent one year renewal term.

In March 2000, the Compensation Committee approved severance packages for David Fractor, the Company's Chief Financial Officer, JoAnn Stover, the Company's Corporate Secretary, and Linda McDermott, the Company's Human Resources Director. The Company has agreed that upon a change in control of the Company and the termination of their employment, such individuals would receive termination payments equal to 12 months of their annual compensation.

Employee Salary Deferral Plan 401K
----------------------------------

In 1990, the Company adopted a Employee Salary Deferral Plan 401(k) (the "Employee Deferral Plan"), which is intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. To be eligible, an employee must have been employed by the Company for at least one year. The Employee Deferral Plan permits employees who have completed one year of service to defer from 1% to 15% of their annual compensation into the Employee Deferral Plan. Additional annual contributions may be made at the discretion of the Company and a 50% matching contribution may be made by the Company up to a maximum of 5% of a participating employee's annual compensation. Contributions made by the Company vest according to a schedule set forth in the Employee Deferral Plan.

Stock Option Plan
-----------------

In 1996, the Board of Directors, with shareholder approval, adopted the Company's 1996 Stock Incentive Plan (the "1996 Plan"). The purposes of the 1996 Plan are to (i) enable the Company to attract, motivate and retain top-quality directors, officers, employees, consultants and advisors, (ii) provide substantial incentives for such persons to act in the best interests of the shareholders of the Company, and (iii) reward extraordinary effort by such persons on behalf of the Company. The 1996 Plan provides for awards in the form of stock options, which may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options, or restricted stock. The total number of shares of Common Stock available for distribution under the 1996 Plan is 2,000,000, however, no award may be made at any time if, after giving effect to such award, the total number of shares of Common Stock issuable upon exercise of all outstanding options and warrants of the Company (whether or not under the 1996 Plan) plus the total number of shares of Common Stock called for under any stock bonus or similar plan of the Company (including shares of Common Stock underlying awards under the 1996 Plan) would exceed 30% of the total number of shares of Common Stock outstanding at the time of such award. As of April 19, 2002, there were options outstanding under the 1996 Plan exercisable for 1,636,000 of Common Stock with exercise prices ranging from $0.41 to $2.44 and with expiration dates ranging from March 20, 2007 to March 24, 2012. As of April 19, 2002, 171,500 shares of Common Stock had been issued upon exercise of stock options granted under the 1996 Plan.

Stock Option Grants, Exercises and Holdings
--------------------------------------------

All stock options granted in the fiscal year ending December 31, 2001 were granted under the Company's 1996 Plan. The following two tables set forth information concerning stock options granted to or exercised by the Named Executive Officers and key employees during fiscal 2001 and the unexercised stock options held by them as of December 31, 2001.


        OPTION/SAR GRANTS IN FISCAL 2001

                                 Individual Grants
----------------------------------------------------------------
                                                                 Potential Realizable
                                                                  Value at Assumed
             Number of      % of Total                           annual Rates of Stock
             Securities     Options                              Price Appreciation
             Underlying     Granted to     Exercise               for Option Term (1)
             Options        Employees in   Price     Expiration  ----------------------
Name         Granted (#)    Fiscal Year    ($/Sh)      Date        5% ($)       10% ($)
----------   -----------    -----------   ---------  ----------  ----------   ----------

Alan C.
Darlington     100,000        40.82%       $1.20      3/22/11    $33,154      $73,261

Dana E.
Belisle         50,000        20.41%       $1.20      3/22/11    $16,577      $36,631

David E.
Fractor         20,000         8.16%       $1.20      3/22/11    $ 6,631      $14,652

_____________

(1) The "Potential Realizable Value" is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 2001 These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

                     AGGREGATED OPTION EXERCISES IN FISCAL 2001
                     AND FISCAL 2001YEAR-END OPTION/SAR VALUES

                                        Number of Securities
                                             Underlying
                                         Unexercised Options   Value of Unexercised
                                             at Fiscal         In-the-Money Options
                                            Year-End (#)       at Fiscal Year-End ($)
                                        -------------------    ----------------------
                Shares         Value
              Acquired on     Realized    Exer-    Unexer-      Exer-      Unexer-
Name          Exercise (#)      ($)     ciseable   cisable     cisable     cisable
-----------  -------------   ---------  --------   -------     -------     -------

Alan C.
Darlington     -0-           $    0     270,000     80,000     $305,500    $ 32,000

William D.
Nicely         -0-           $    0     120,000          0     $117,000    $      0

Joshua Levy    -0-           $    0     100,000     50,000     $ 62,500    $  3,759

Dana E.
Belisle        -0-           $    0      40,000     60,000     $ 29,250    $ 19,500

David E.
Fractor        -0-           $    0      22,000     28,000     $  9,016    $ 11,344

____________

(1) The value of unexercised "in-the-money" options is the difference between the closing bid price of the Common Stock on the OTC Bulletin Board at the close of business on December 31, 2001 ($1.60 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Compensation Committee Interlocks and Insider Participation
-------------------------------------------------------------

The Compensation Committee is composed entirely of non-employee directors none of whom are affiliates of the Company. Messrs.
Stephen P. Wallace, Robert L. Johnson and Julian L. Steffenhagen are currently members of the Compensation Committee. Mr. Wallace was appointed Chairman of the Committee in June 2001.


                COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Report of the Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act.

The Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for Company
employees generally.   The Committee is composed entirely of non-
employee directors.

The policies underlying the Committee's compensation decisions are designed to attract and retain the best-qualified management personnel available. The Company compensates its executive
officers primarily through salaries.   The Company, at its
discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other
objectively measurable performance factors.    Additionally, the
Company uses stock options to compensate its executives and other key employees.

In establishing executive compensation, the Committee evaluates individual performance as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and achievement of strategic business goals, including the timely development and introduction of products and the creation of markets in new geographic territories. The Committee also considers the performance of the Company relative to the performance of its competitors and seeks to compensate executives at levels comparable to the average compensation paid for similar positions by other companies within the healthcare industry which are of a like size (in terms of net worth and level of business). Market data on competitive compensation levels have been obtained in past years from proxy statements disclosing compensation paid to executives in comparable positions in small- to medium-sized businesses within the healthcare industry. The Company has, from time to time, gathered executive compensation information from salary surveys conducted by outside consulting firms. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review.

As part of his employment agreement, Mr. Nicely, received an annual salary of $200,000 and a bonus at the discretion of the Committee or Board of Directors. Upon joining the Company, Mr. Nicely was granted a stock option to purchase 200,000 shares of the Company's Common Stock, subject to certain vesting requirements as set forth in the employment agreement. In August, 2001, Mr. Nicely's employment agreement with the Company was terminated.

Mr. Darlington, pursuant to his services agreement, receives an annual salary of $200,000 with an annual bonus based upon the Company's annual net income growth (the "Bonus Payment"). In connection with his service agreement, Mr. Darlington was granted stock options to purchase up to 250,000 shares of the Company's Common Stock, subject to certain vesting requirements as set forth in the Services Agreement. In March 2001, received a bonus of $80,000 for fiscal 2000, and a stock option to purchase up to 100,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements. Mr. Darlington did not receive a bonus payment for fiscal 2001 because certain milestones described in the Darlington Agreement were not met.

Dr. Levy, pursuant to his employment agreement, receives an annual salary of $200,000 and a bonus equal to ten percent (10%) of the increase, if any, in the Company's net operating profits from therapeutic apheresis services over the prior year, excluding any consideration of therapeutic apheresis treatments rendered by the Company to patients of Dr. Levy's medical practice. In March 2001, Dr. Levy received a bonus of $10,000 as per his agreement for fiscal 2000.
In March 2002, Dr. Levy received a bonus of $29,000 for fiscal
2001.

In March 2001, Mr. Belisle, received a salary increase
to $125,000 and was awarded a bonus of $20,000. He also received a stock option to purchase 50,000 shares of Common Stock at market price on date of grant, subject to certain vesting
requirements.   In March 2002, Mr. Belisle received a stock
option to purchase 50,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements.

In 2001, Mr. Fractor, received a salary increase to $120,000 and was awarded a $10,000 bonus. Mr. Fractor also received a stock option to purchase 20,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements. In March 2002, Mr. Fractor received a stock option to purchase 20,000 shares of Common Stock at market price on date of grant, subject to certain vesting requirements.

Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 per employee annually, the Committee has not yet established a policy with respect to qualifying compensation to the Company's executive officers for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee
----------------------
Julian L. Steffenhagen, Chairman
Robert L. Johnson
Stephen P. Wallace
April 19, 2002


                     REPORT OF AUDIT COMMITTEE

The Report of the Audit Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933 (the
"Securities Act") or under the Securities Exchange Act of 1934
(the "Exchange Act").

The Board of Directors maintains an Audit Committee comprised of three of the Company's directors. Each member of the Audit

Committee are considered "independent" under Rule 4200(a)(15) of the national Association of Securities Dealers Standards. Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

  - Reviewed and discussed with management the audited financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2001;

  - Obtained from management their representation that this Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United
     States.

The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

   - Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61
      (Communications with Audit Committees"), and

   - Received and discussed with the independent auditors this written disclosure and the letter from the independent auditors required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and whether the rendering of the non-audit services provided by them to the company during fiscal 2001 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board of Directors and is assessed annual for adequacy by the Audit Committee. The Audit Committee held four meetings during fiscal 2001. In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's auditors are independent. Based upon the reviews and discussions described above, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form
10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

For fiscal 2001, the aggregate professional fees for the annual audit and interim quarterly reviews performed by the company's independent public accounts were approximately $76,000. During fiscal 2001, the Company did not engage its independent public accountants to perform financial information systems design and implementation. During fiscal 2001, all other fees of the Company's independent public accountants amounted to $53,000, which primarily related to tax compliance services. The Audit Committee considered whether the provision of non-audit services is consistent with maintaining the auditor's independence.

The Company has not selected an independent accountant for the fiscal year ending December 31, 2002 because of uncertainty regarding the outcome of government proceedings that could affect the ability of Arthur Andersen to provide necessary audit services. Representatives of Arthur Andersen are expected to attend the Annual Meeting of Shareholders. The Company will afford the representatives the opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.


Audit Committee
---------------

Stephen P. Wallace, Chairman
Robert L. Johnson
Julian L. Steffenhagen.
April 19, 2002

Performance Graph
-----------------

Set forth below is a graph comparing the yearly cumulative total shareholder return on the Company's Common Stock, with the yearly cumulative total return on (a) the Nasdaq Stock Market (U.S. Companies) Index and (b) the Nasdaq Health Services Stock Index. The graph assumes $100 invested on December 31, 1996 in each of the Company's Common Stock, the NASDAQ Stock Market Index and the NASDAQ Health Services Index. The comparison assumes that all dividends are reinvested. The graph is not necessarily indicative of the future price performance.

The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                  12/31/96   12/30/97   12/29/98   12/31/99   12/31/00   12/31/01
                  --------   --------   --------   --------   --------   --------
HemaCare
Corporation       100.0       15.0       14.5       21.0       46.0       52.8

Nasdaq Stock
Market            100.0      122.5      172.7      320.9      193.0      153.2
(U.S. Companies)

Nasdaq Health
Services Stocks   100.0      102.6       87.0       70.0       96.0      103.8

Certain Relationships and Related Transactions
----------------------------------------------

Joshua Levy, M.D., the National Medical Director of the Company, through his private practice in Sherman Oaks, California, treats patients who require therapeutic services. Sales by the Company to hospital customers for therapeutic services provided to Dr. Levy's patients amounted to approximately 2%, 2%, and 3% of the Company's total revenues for 2001, 2000 and 1999, respectively. There are no agreements between Dr. Levy, or the Company or the Company's hospital customers that require the hospitals to select the Company to provide therapeutic services to the hospital's patients.

                       PROPOSALS OF SHAREHOLDERS

Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Company's 2003 annual meeting of shareholders must be submitted by a shareholder prior to December 28, 2002, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to usediscretionary proxy authority with respect to shareholder proposals, which were not submitted by the shareholders in time to be included in the proxy statement. As a result of that rule change, in the event a shareholder proposal is not submitted to the Company prior to March 19, 2002 the proxies solicited by the Board of Directors for the 2003 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2003 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting.

                             ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (excluding the exhibits thereto) as filed with the SEC, accompanies this Proxy Statement, but it is not deemed to be a part of the proxy soliciting material. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Arthur Andersen LLP, the Company's independent auditors.

The Company will provide a copy of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 upon the written request of any beneficial owner of the Company's securities as of the Record Date and reimbursement of the Company's reasonable expenses. Such request should be addressed to the Company c/o JoAnn Stover, Corporate Secretary, at 21101 Oxnard Street, Woodland Hills, California 91367.

                            OTHER BUSINESS

While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the Meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the Meeting, other than as set forth above. The enclosed Proxy gives discretionary authority, however, in the event that any additional matters should be presented.


SHAREHOLDERS ARE URGED IMMEDIATELY TO COMPLETE, DATE AND SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                  By Order of the Board of Directors,

                                  HEMACARE CORPORATION

                                  /s/ JoAnn R. Stover
                                  -------------------------------
                                  JoAnn R. Stover, Secretary

Sherman Oaks, California
April 30, 2002

REVOCABLE PROXY
                              HEMACARE CORPORATION
                  Annual Meeting of Shareholders June 13, 2002


The undersigned shareholder(s) of HemaCare Corporation (the "Company") appoints Alan C. Darlington, as proxy, with the power to appoint his respective substitutes and authorizes any of them to represent and to vote, as designated below (including, as to the election of directors, the discretionary authority to cumulate votes), all the shares of Common Stock of the Company held of record by the undersigned on April 19, 2002 at the annual meeting of shareholders to be held on June 13, 2002 or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS:

   Please mark only one box per nominee. If no vote is indicated for any nominees this Proxy will be voted for the election of such nominee.

                             Vote For      Withhold Authority to Vote
                             --------      --------------------------
   ALAN C. DARLINGTON           / /                    / /
   JULIEN L. STEFFENHAGEN       / /                    / /
   ROBERT L.  JOHNSON           / /                    / /
   STEPHEN P. WALLACE           / /                    / /
   DANA E. BELISLE              / /                    / /

2. OTHER BUSINESS:

   In their discretion, the proxyholders is authorized to transact such other business as properly may come before the Meeting and any adjournment or postponement thereof.

        / /   For             / /   Against           / /  Abstain


                   (Continued and to be signed on back)
               ---------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

The undersigned hereby ratifies and confirms that said attorneys and Proxyholder, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement accompanying said notice.

This Proxy will be voted "FOR" the election of all nominees whose names appear above unless authority to do so is withheld. PLEASE
SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE
POSTAGE PREPAID ENVELOPE PROVIDED.

Dated:...................., 2002
                                    _______________________________


                                    _______________________________
                                     (Signature if jointly held)